Filed Rursuant to Rule 433
                                                      File N.: 333-132319-04


Free Writing Prospectus                            Date Prepared: March 15, 2007
--------------------------------------------------------------------------------

 Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2007-1
--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $690,761,000

                            Citicorp Trust Bank, fsb
                                   Originator

                               CitiMortgage, Inc.
                                    Servicer

                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor

                Citicorp Residential Mortgage Trust Series 2007-1
                                 Issuing Entity

                                                               Initial
                                                               Credit             Ratings       WAL (Call/     Window (Call/
Tranche               Amount ($)(1)  Int. Type / Class(2)    Enhancement       (S&P/Moody's)     Mat)(3)         Mat)(3)
--------------------  -------------  ----------------------  -----------       --------------   ------------  -----------------
                                                              OFFERED CERTIFICATES
Class A-1               255,044,000  Fixed /Senior                 14.75%       AAA       Aaa   1.00 / 1.00   1 - 22 / 1 - 22
Class A-2                85,207,000  Fixed /Senior                 14.75%       AAA       Aaa   2.20 / 2.20   22 - 31 / 22 - 31
Class A-3                72,446,000  Fixed /Senior                 14.75%       AAA       Aaa   3.00 / 3.00   31 - 44 / 31 - 44
Class A-4                95,980,000  Fixed /Senior                 14.75%       AAA       Aaa   5.00 / 5.00   44 - 96 / 44 - 96
Class A-5                40,531,000  Fixed /Senior                 14.75%       AAA       Aaa   8.07 / 11.28  96 - 97 / 96 - 199
Class A-6                61,023,000  Fixed /Senior/ Lockout        14.75%       AAA       Aaa   6.35 / 6.53   38 - 97 / 38 - 197
Class M-1                17,896,000  Fixed / Mezzanine             12.25%       AA+       Aa1   5.44 / 5.95   38 - 97 / 38 - 161
Class M-2                19,685,000  Fixed / Mezzanine              9.50%       AA        Aa2   5.44 / 5.92   37 - 97 / 37 - 155
Class M-3                 7,158,000  Fixed / Mezzanine              8.50%       AA-       Aa3   5.44 / 5.89   37 - 97 / 37 - 146
Class M-4                 6,442,000  Fixed / Mezzanine              7.60%       A+        Aa3   5.44 / 5.87   37 - 97 / 37 - 142
Class M-5                 8,590,000  Fixed / Mezzanine              6.40%        A         A1   5.44 / 5.84   37 - 97 / 37 - 138
Class M-6                 4,295,000  Fixed / Mezzanine              5.80%       A-         A2   5.44 / 5.81   37 - 97 / 37 - 132
Class M-7                 5,726,000  Fixed / Mezzanine              5.00%      BBB+        A3   5.44 / 5.78   37 - 97 / 37 - 129
Class M-8                 4,295,000  Fixed / Mezzanine              4.40%       BBB       Baa1  5.44 / 5.73   37 - 97 / 37 - 123
Class M-9                 6,443,000  Fixed / Mezzanine              3.50%      BBB-       Baa2  5.44 / 5.67   37 - 97 / 37 - 119

(1)   Certificate sizes are subject to change (+/- 5%).

(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date.

(3)   Based on Pricing Speed.

Transaction Overview:

   Lead Manager:  Citigroup Global Markets Inc.
Rating Agencies:  Moody's/S&P
        Trustee:  U.S. Bank, N.A.
                                   Expected Pricing Date:  March 19, 2007
                                Expected Settlement Date:  March 29, 2007
                                Certificate Administrator  CitiMortgage, Inc.
                              SEC Registration Statement:  No. 333-132319


                                [CITIGROUP LOGO]

                                         For Further Information:

       Mortgage Finance                         MBS Trading                        MBS Structuring
   Joel Katz (212) 723-6508           Steve Weinstein (212) 723-6325         Shekhar Shah (212) 723-5386
  Taruna Reddy (212) 723-6748         Supriya Bajoria (212) 723-6325            Tai Wu (212) 723-5859
  Matt Fallon (212) 723-6334                                                 Noel Doromal (212) 723-9026
Juliana Castelli (212) 723-6503

*All numbers are preliminary and subject to change.

The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated November 28, 2006 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.


--------------------------------------------------------------------------------
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

Title of the Securities:      Citicorp Residential Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates, Series 2007-1.

The Certificates:             Approximately $690,761,000 Offered Certificates.
                              The Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                    Citicorp Residential Mortgage Securities, Inc.

Lead Underwriter:             Citigroup Global Markets Inc.

Co-Manager:                   Lehman Brothers Inc.

Certificate
Administrator:                CitiMortgage, Inc.

Originator:                   Citicorp Trust Bank, fsb

Servicer:                     CitiMortgage, Inc.

Trustee:                      U.S. Bank, N.A.

Settlement Date:              On or about March 29, 2007.

Distribution Date:            Distribution of principal and interest on the
                              certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2007.

Offered Certificates:         Classes A-1, A-2, A-3, A-4, A-5 and A-6
                              Certificates and Classes M-1, M-2, M-3, M-4, M-5,
                              M-6, M-7, M-8 and M-9 Certificates will be offered.

Class A Certificates:         Classes A-1, A-2, A-3, A-4, A-5 and A-6
                              Certificates.

Non-Offered
Certificates:                 Classes CE and R Certificates.

Mezzanine Certificates:       Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and
                              M-9 Certificates.

Fixed-Rate Certificates:      Class A and Mezzanine Certificates.

Subordinate
Certificates:                 Mezzanine Certificates and Class CE Certificates.

Cut-Off Date:                 March 1, 2007.

Payment Delay:                Fixed-Rate Certificates have a 24-day delay.

Day Count:                    Fixed-Rate Certificates are 30/360.

Administrative Fees:          The sum of Servicing Fee, Certificate
                              Administrator Fee and Trustee Fee is equal to 0.50%.

Legal Final Maturity:         For all Classes the legal final maturity is
                              expected to be the Distribution Date occurring in March 2037.

Structure:                    Senior/Subordinate/Overcollateralization

Pricing Speed:                4% to 23% CPR for months 1 to 12 and 23% CPR
                              thereafter

Mortgage Pool:                As of the Cut-off Date, the Mortgage Pool consists
                              of approximately 4,633 fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately
                              $715,815,504.85.

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

                              Approximately 95.75% of the mortgage loans are Equity Builder loans. A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                              Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however, the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                              82.11% of the mortgage loans make bi-weekly payments. 10.93% of the mortgage loans make monthly payments. 6.97% of the mortgage loans make semi-monthly payments.

                              Approximately 39.53% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48, provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                              The characteristics of the pool of mortgage loans delivered on the Closing Date are not expected to differ materially from the characteristics of the mortgage loans described herein although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:            For each mortgage loan the applicable mortgage
                              rate less the aggregate rate at which the Administrative Fees accrue.

Net WAC Rate:                 For any Distribution Date, the Net WAC Rate will
                              equal the weighted average Net Mortgage Rates of the mortgage loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                              For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate Carryover
Amount:                       On any Distribution Date, the excess, if any, of
                              (i) the amount of interest the related
                              Certificates would have accrued for such Distribution Date based on its respective Coupon Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior Distribution Date plus interest accrued thereon at the related Coupon Rate for the most recent Interest Accrual Period.

Pass-Through Rate:            For any Distribution Date the Pass-Through Rate
                              will be the lesser of (i) the Coupon Rate and (ii)
                              Net WAC Rate.

Interest Accrual Period:      The Interest Accrual Period for any Distribution
                              Date and each class of Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length.

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

Interest Carry Forward
Amount: The Interest Carry Forward Amount with respect to any class of Fixed-Rate Certificates and any Distribution Date will be equal to the amount, if any, by which the interest due for that class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of Certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on such class of Certificates for the most recently ended Interest Accrual Period.

Excess Interest:              Excess Interest, to the extent it is not used for
                              other required purposes, including to absorb realized losses on the mortgage loans, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate
                              Carryover Amounts to the Certificates.

Available Funds:              For any Distribution Date, the sum, net of amounts
                              payable or reimbursable therefrom to the Servicer, the Certificate Administrator, or the Trustee, of:
                              (i) the aggregate amount of scheduled monthly payments on the mortgage loans due during the related Due Period and received by the Servicer;
                              (ii) unscheduled payments in respect of the mortgage loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the mortgage loans, occurring during the related prepayment period or proceeds from the repurchase of the mortgage loans due to the Optional Termination of the Trust); (iii) all interest advances with respect to the mortgage loans received for such Distribution Date; and
                              (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period                    The Due Period for any Distribution Date is the
                              period commencing on the first day of the month preceding the month in which such Distribution
                              Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Prepayment Period:            The Prepayment Period for any Distribution Date is
                              the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Principal Remittance
Amount: For any Distribution Date, an amount equal to the aggregate of:

                              (i)    the principal portion of all monthly
                                     payments received on the mortgage loans
                                     during the related Prepayment Period;

                              (ii)   the principal portion of all proceeds
                                     received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

                              (iii)  the principal portion of all other
                                     unscheduled collections, including
                                     insurance proceeds, liquidation proceeds and all full and partial Principal Prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the Trustee and the Servicer, to the extent applied as recoveries of principal on the mortgage loans.

Principal Distribution
Amount: On any Distribution Date, the lesser of (i) the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates and (ii) the Principal Remittance Amount plus any Overcollateralization Increase Amount minus any Overcollateralization Reduction Amount.

Class A Principal
Distribution Amount:          With respect to any Distribution Date prior to the
                              Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the mortgage loans (taking into account the Overcollateralization Increase Amount for such
                              Distribution Date minus the Overcollateralization
                              Reduction Amount for such Distribution Date), until the Class A Certificates have been paid in full. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A
                              Certificates over (ii) the lesser of (a) approximately 70.50% of the outstanding principal balance of the mortgage

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

                              loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

                              All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout
Distribution Amount:          With respect to any Distribution Date, the product
                              of (a) the Class A-6 Lockout Percentage for that
                              Distribution Date and (b) the Class A-6 Pro Rata
                              Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution
                              Amount for a Distribution Date exceed the Class A
                              Principal Distribution Amount or the Certificate
                              Principal Balance of the Class A-6 Certificates immediately prior to that Distribution Date.

Class A-6 Lockout
Percentage:                   For each Distribution Date will be as follows:

                                                      Lockout
                                       Period        Percentage
                                       1 to 36            0%
                                      37 to 60           45%
                                      61 to 72           80%
                                      73 to 84          100%
                                       85 and
                                     thereafter         300%

Class A-6 Pro Rata
Distribution Amount:          With respect to any Distribution Date, an amount
                              equal to the product of (a) a fraction, the numerator of which is the Certificate Principal
                              Balance of the Class A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate
                              Principal Balance of the Class A Certificates, immediately prior to that Distribution Date and
                              (b) the Class A Principal Distribution Amount.

Class M Principal
Distribution Amount:          The Mezzanine Certificates will NOT receive any
                              principal payments prior to the Stepdown Date or after the Stepdown Date if a Trigger Event is in effect unless the aggregate Certificate Principal
                              Balance of the Class A Certificates has been reduced to zero.

                              For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2 times the respective Class M Certificate's Initial Enhancement Percentage of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Senior Enhancement
Percentage:                   For any Distribution Date, the percentage obtained
                              by dividing

                              (x) the sum of:

                                  (i) the aggregate outstanding Certificate
                                      Principal Balance of the Class M
                                      Certificates, and

                                  (ii) the Overcollateralization Amount, after
                                      taking into account the distribution of
                                      the Principal Remittance Amount on such
                                      Distribution Date by

                              (y) the aggregate principal balance of the
                                  mortgage loans as of the last day of the related Due Period.

Priority of
Distributions:                On each Distribution Date, Available Funds will be
                              distributed as follows:

                              1. To pay interest on the Class A Certificates pro-rata based on the entitlement of such class, including any unpaid accrued Interest Carry Forward Amounts from a prior Distribution Date, and then, excluding any accrued Interest Carry Forward Amounts from prior Distribution Dates, to pay interest to the Mezzanine Certificates, sequentially.

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

                              2. To the extent of the Principal Distribution Amount, to the Class A Certificates, an amount up to the Class A Principal Distribution Amounts as applicable for the Distribution Date, until the respective Class A Certificates have been reduced to zero.

                              3. To the extent of the remaining Principal Distribution Amount, to the Mezzanine Certificates, sequentially, to pay the respective Class M Principal Distribution Amount until the respective Mezzanine Certificate principal balance has been reduced to zero.

                              4. To pay the Interest Carry Forward Amounts to the Mezzanine Certificates, sequentially.

                              5. To pay back applied realized losses allocated to the Mezzanine Certificates, sequentially.

                              6. To pay the Net WAC Rate Carryover Amounts, first, to the Class A Certificates, on a pro-rata basis, then sequentially, to the Mezzanine Certificates.

                              7. To pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Optional Termination:         10% cleanup call based on the Cut-off Date
                              Principal Balance of the mortgage loans.

Stepdown Date:                The earlier to occur of:

                              (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

                              (ii) the later to occur of:

                                  (x) the Distribution Date in April 2010 and

                                  (y) the first Distribution Date on which the
                              Senior Enhancement Percentage (calculated for this purpose only using the Certificate Principal Balance of each class of Certificates immediately prior to such Distribution Date) is greater than or equal to two times the Class A Initial Enhancement Percentage.

Trigger Event:                The continuance of either a Delinquency Trigger or
                              a Cumulative Loss Trigger.

Cumulative Loss Trigger:      A "Cumulative Loss Trigger" shall have occurred
                              and be continuing if cumulative losses from the Cut-Off Date exceed the indicated %:

                                Distribution Date Occurring in    Percentage
                                ------------------------------    ----------
                                April 2009 through March 2010       [0.80]%

                                April 2010 through March 2011       [1.80]%

                                April 2011 through March 2012       [3.05]%

                                April 2012 through March 2013       [4.05]%

                                April 2013 and thereafter           [4.80]%


Delinquency Trigger:          A "Delinquency Trigger" shall have occurred and be
                              continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the mortgage loans that are
                              (a) 60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of the related Due Period exceeds [50]% of the Senior Enhancement
                              Percentage.

Credit
Enhancement:                  Credit Enhancement for the Certificates will be
                              provided in the form of excess interest, overcollateralization and subordination.

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

Credit Enhancement
Percentage:                   The percentage obtained by dividing (x) the
                              aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the mortgage loans.

                         Initial            Stepdown Date Targeted
                       Enhancement            Credit Enhancement
                Class  Percentage                 Percentage
                ----------------------------------------------------------
                  A      14.75%      2x (Initial Enhancement Percentage)
                 M-1     12.25%      2x (Initial Enhancement Percentage)
                 M-2      9.50%      2x (Initial Enhancement Percentage)
                 M-3      8.50%      2x (Initial Enhancement Percentage)
                 M-4      7.60%      2x (Initial Enhancement Percentage)
                 M-5      6.40%      2x (Initial Enhancement Percentage)
                 M-6      5.80%      2x (Initial Enhancement Percentage)
                 M-7      5.00%      2x (Initial Enhancement Percentage)
                 M-8      4.40%      2x (Initial Enhancement Percentage)
                 M-9      3.50%      2x (Initial Enhancement Percentage)

Overcollateralization
Amount:                       For any Distribution Date the excess, if any, of
                              (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates after taking into account the distributions of the amounts described above in the definition of Principal Remittance Amount on the related Distribution Date.

Overcollateralization
Increase Amount:              An Overcollateralization Increase Amount with
                              respect to any Distribution Date equals the lesser of (a) the Excess Interest for such Distribution
                              Date and (b) the amount, if any, by which the Targeted Overcollateralization Amount exceeds the
                              Overcollateralization Amount on such Distribution
                              Date (calculated for this purpose only after assuming that 100% of the Principal Remittance
                              Amount on such Distribution Date has been distributed).

Overcollateralization
Reduction Amount:             An Overcollateralization Reduction Amount with
                              respect to any Distribution Date is the lesser of
                              (a) the Principal Remittance Amount on such
                              Distribution Date and (b) the excess, if any, of
                              (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal
                              Remittance Amount on such Distribution Date has been distributed) over (ii) the Targeted
                              Overcollateralization Amount for such Distribution
                              Date.

Targeted
Overcollateralization
Amount: As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 3.50% of the principal balance of the mortgage loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 7.00% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (ii) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses:         Realized Losses on the mortgage loans will be
                              allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the
                              Certificate Principal Balance of each Mezzanine
                              Certificate has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled.

Advances:                     Subject to certain limitations, the Servicer
                              intends to advance delinquent payments of interest on

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

                              the mortgage loans. The Servicer has no obligation to advance delinquent payments of principal.

Compensating Interest:        The Servicer is obligated to offset any prepayment
                              interest shortfalls for the related period, on any Distribution Date, with Compensating Interest.
                              Compensating Interest will be limited to an amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA Considerations:         Subject to the considerations contained in the
                              core prospectus and prospectus, the Offered
                              Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA
                              Plan's acquisition and ownership of the Offered
                              Certificates.

SMMEA Considerations:         The Class A, Class M-1, Class M-2, Class M-3 and
                              Class M-4 Certificates are expected to constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                              (SMMEA)."

Minimum Denominations:        $100,000 and multiples of $1 in excess thereof.

Form of Registration:         All Offered Certificates will be issued in
                              book-entry form through DTC.

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

CRMSI 2007-1

       Sensitivity Analysis - To 10% Optional Termination*

                          50%        100%       150%       200%
                       ---------   --------   --------   --------
        A-1
      WAL (Yr)            1.66        1.00       0.74       0.61
  Principal Window      1 - 40      1 - 22     1 - 16     1 - 13
Principal Window End    Jul 10      Jan 09     Jul 08     Apr 08

        A-2
      WAL (Yr)             3.99       2.20       1.54       1.19
  Principal Window      40 - 57    22 - 31    16 - 21    13 - 16
Principal Window End    Dec 11      Oct 09     Dec 08     Jul 08

        A-3
      WAL (Yr)             5.84       3.00       2.00       1.52
  Principal Window      57 - 88    31 - 44    21 - 27    16 - 20
Principal Window End    Jul 14      Nov 10     Jun 09     Nov 08

        A-4
      WAL (Yr)            10.69       5.00       2.69       1.97
  Principal Window     88 - 164    44 - 96    27 - 47    20 - 28
Principal Window End    Nov 20      Mar 15     Feb 11     Jul 09

        A-5
      WAL (Yr)            13.66       8.07       4.73       2.45
  Principal Window     164 - 164   96 - 97    47 - 65    28 - 32
Principal Window End    Nov 20      Apr 15     Aug 12     Nov 09

        A-6
      WAL (Yr)             7.43       6.35       5.15       3.22
  Principal Window     37 - 164    38 - 97    45 - 65    32 - 47
Principal Window End    Nov 20      Apr 15     Aug 12     Feb 11


*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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

CRMSI 2007-1

       Sensitivity Analysis - To 10% Optional Termination*

                          50%        100%       150%       200%
                       ---------   --------   --------   --------
        M-1
      WAL (Yr)             9.43       5.44      4.20      3.91
  Principal Window     59 - 164    38 - 97   43 - 65   47 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11

        M-2
      WAL (Yr)             9.43       5.44      4.11      3.91
  Principal Window     59 - 164    37 - 97   41 - 65   47 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11

        M-3
      WAL (Yr)             9.43       5.44      4.06      3.82
  Principal Window     59 - 164    37 - 97   40 - 65   45 - 47
Principal Window End    Nov 20     Apr-15    Aug 12    Feb 11

        M-4
      WAL (Yr)             9.43       5.44      4.02      3.73
  Principal Window     59 - 164    37 - 97   40 - 65   44 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11

        M-5
      WAL (Yr)             9.43       5.44      4.01      3.64
  Principal Window     59 - 164    37 - 97   39 - 65   42 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11

        M-6
      WAL (Yr)             9.43       5.44      3.99      3.59
  Principal Window     59 - 164    37 - 97   39 - 65   41 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11

        M-7
      WAL (Yr)             9.43       5.44      3.99      3.53
  Principal Window     59 - 164    37 - 97   39 - 65   41 - 47
Principal Window End    Nov-20     Apr-15    Aug 12    Feb 11

        M-8
      WAL (Yr)             9.43       5.44      3.96      3.48
  Principal Window     59 - 164    37 - 97   38 - 65   40 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11

        M-9
      WAL (Yr)             9.43       5.44      3.95      3.44
  Principal Window     59 - 164    37 - 97   38 - 65   39 - 47
Principal Window End    Nov 20     Apr 15    Aug 12    Feb 11


*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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

CRMSI 2007-1

                      Sensitivity Analysis - To Maturity*

                          50%        100%       150%       200%
                       ---------   --------   --------   --------
        A-1
      WAL (Yr)            1.66        1.00       0.74       0.61
  Principal Window      1 - 40      1 - 22     1 - 16     1 - 13
Principal Window End    Jul 10      Jan 09     Jul 08     Apr 08

        A-2
      WAL (Yr)             3.99       2.20       1.54       1.19
  Principal Window      40 - 57    22 - 31    16 - 21    13 - 16
Principal Window End    Dec 11      Oct 09     Dec 08     Jul 08

        A-3
      WAL (Yr)             5.84       3.00       2.00       1.52
  Principal Window      57 - 88    31 - 44    21 - 27    16 - 20
Principal Window End    Jul 14      Nov 10     Jun 09     Nov 08

        A-4
      WAL (Yr)            10.73       5.00       2.69       1.97
  Principal Window     88 - 175    44 - 96    27 - 47    20 - 28
Principal Window End    Oct 21      Mar 15     Feb 11     Jul 09

        A-5
      WAL (Yr)             17.48      11.28       5.27       2.45
  Principal Window     175 - 254   96 - 199   47 - 140   28 - 32
Principal Window End    May 28      Oct 23     Nov 18     Nov 09

        A-6
      WAL (Yr)             7.45       6.53       6.41       4.13
  Principal Window     37 - 252    38 - 197   45 - 138   32 - 102
Principal Window End    Mar 28      Aug 23     Sep 18     Sep 15


*Speeds are a percentage of the Pricing Speed.

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

CRMSI 2007-1

                      Sensitivity Analysis - To Maturity*

                          50%        100%       150%       200%
                       ---------   --------   --------   --------
        M-1
      WAL (Yr)            10.03        5.95       4.55      4.86
  Principal Window     59 - 234    38 - 161   43 - 110   53 - 80
Principal Window End    Sep 26      Aug 20     May 16     Nov 13

        M-2
      WAL (Yr)            10.01        5.92       4.44      4.31
  Principal Window     59 - 230    37 - 155   41 - 106   47 - 76
Principal Window End    May 26      Feb 20     Jan 16     Jul 13

        M-3
      WAL (Yr)             9.99        5.89      4.38       4.05
  Principal Window     59 - 222    37 - 146   40 - 99    45 - 72
Principal Window End    Sep 25      May 19     Jun 15     Mar 13

        M-4
      WAL (Yr)             9.97        5.87      4.32       3.95
  Principal Window     59 - 219    37 - 142   40 - 97    44 - 70
Principal Window End    Jun 25      Jan 19     Apr 15     Jan 13

        M-5
      WAL (Yr)             9.94        5.84       4.29      3.84
  Principal Window     59 - 215    37 - 138   39 - 94    42 - 68
Principal Window End    Feb 25      Sep 18     Jan 15     Nov 12

        M-6
      WAL (Yr)             9.90        5.81      4.24       3.77
  Principal Window     59 - 208    37 - 132   39 - 89    41 - 65
Principal Window End    Jul 24      Mar 18     Aug 14     Aug 12

        M-7
      WAL (Yr)             9.87        5.78      4.22       3.70
  Principal Window     59 - 204    37 - 129   39 - 87    41 - 63
Principal Window End    Mar 24      Dec 17     Jun 14     Jun 12

        M-8
      WAL (Yr)             9.82        5.73      4.16       3.63
  Principal Window     59 - 198    37 - 123   38 - 83    40 - 60
Principal Window End    Sep 23      Jun 17     Feb 14     Mar 12

        M- 9
      WAL (Yr)             9.74        5.67      4.11       3.56
  Principal Window     59 - 192    37 - 119   38 - 80    39 - 58
Principal Window End    Mar 23      Feb 17     Nov 13     Jan 12


*Speeds are a percentage of the Pricing Speed.

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

CRMSI 2007-1

ASSUMED MONTHLY EXCESS INTEREST (%)

 Pd    Excess Interest     Pd    Excess Interest    Pd    Excess Interest
  1             2.44       34             2.34      67             2.30
  2             2.44       35             2.34      68             2.29
  3             2.44       36             2.34      69             2.29
  4             2.45       37             2.34      70             2.29
  5             2.45       38             2.32      71             2.29
  6             2.45       39             2.32      72             2.29
  7             2.46       40             2.31      73             2.29
  8             2.46       41             2.31      74             2.29
  9             2.47       42             2.31      75             2.29
 10             2.47       43             2.30      76             2.29
 11             2.48       44             2.30      77             2.29
 12             2.49       45             2.30      78             2.28
 13             2.49       46             2.30      79             2.28
 14             2.50       47             2.30      80             2.28
 15             2.51       48             2.30      81             2.28
 16             2.51       49             2.30      82             2.28
 17             2.52       50             2.30      83             2.28
 18             2.53       51             2.30      84             2.28
 19             2.53       52             2.30      85             2.27
 20             2.54       53             2.30      86             2.27
 21             2.55       54             2.30      87             2.27
 22             2.54       55             2.30      88             2.26
 23             2.31       56             2.30      89             2.26
 24             2.31       57             2.30      90             2.26
 25             2.32       58             2.30      91             2.25
 26             2.32       59             2.30      92             2.25
 27             2.32       60             2.30      93             2.24
 28             2.32       61             2.30      94             2.24
 29             2.33       62             2.30      95             2.24
 30             2.33       63             2.30      96             2.23
 31             2.33       64             2.30      97             2.23
 32             2.33       65             2.30
 33             2.33       66             2.30
Assumptions:
1. Run at Pricing Speed
2. Calculated 30/360
3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.

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CRMSI 2007-1

                   BREAKEVEN

Class   CDR BE RATE(%)   WAL(yr)   Cum Loss(%)
-----   --------------   -------   -----------
M-1              16.47      9.75         16.53
M-2              13.13     10.38         14.11
M-3              12.02     12.76         13.23
M-4              11.07     13.32         12.44
M-5               9.85     13.10         11.37
M-6               9.26     14.78         10.84
M-7               8.49     14.37         10.11
M-8               7.98     15.20          9.62
M-9               7.40     14.55          9.05


Assumptions:

1. Run at Pricing Speed to maturity

2. Assumes deal does not step-down

3. 40% Loss Severity

4. 6 month recovery lag

5. Scheduled interest is advanced on every loan

6. CDRs are approximate

7. Settlement Date is March 29, 2007.

8. Breakeven CDR is last CDR without the Class taking a loss.


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CRMSI 2007-1

                          Aggregate Collateral: Summary
            Statistics for the mortgage loans listed below are based
                            on Cut-Off Date balances.


                                                                     Minimum        Maximum
                                                                    ----------    -----------

Current Principal Balance:                       $715,815,504.85

Number of Mortgage Loans:                            4,633

Average Scheduled Principal Balance:                 $154,503.67    $12,394.09    $647,815.32

Weighted Average Gross Mortgage Rate (1):            8.471%           5.750%        12.126%

Weighted Average Original Credit Score (2):            690             467            848

Weighted Average LTV Ratio (3):                      79.21%           6.50%        100.00%

Weighted Average Combined LTV Ratio (4):             79.25%           6.50%        100.00%

Weighted Average Scheduled Remaining Term:         329 Months       53 Months     360 Months

Weighted Average Amortized Remaining Term(5):      245 Months       38 Months     360 Months

Weighted Average Original Term:                    331 Months       60 Months     360 Months

Weighted Average Seasoning:                         2 Months         0 Months      12 Months

Percent Interest Only Loans:                         0.00%

Percent Second Liens:                                0.00%

Percent of First Lien with Silent Seconds:           0.33%

Weighted Average Debt-To-Income Ratio:              42.23%            1.11%         60.00%


(1) The gross mortgage rate shown is after the 0.25% Equity Builder discount, where applicable

(2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)

(3)   LTV = principal balance at origination / property value at origination

(4) Combined LTV = principal balance at origination+ balance of any known silent second lien (as applicable) / property value at origination

(5) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.


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

CRMSI 2007-1

                       Product Type of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Product Type                         Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Fixed-Rate, Daily Simple Interest      4,633   715,815,504.85      100.00      8.471        690       79.25
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


                     Original Balance of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Range of Original Balances ($)       Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
15,179.30 - 25,000.00                     30       599,805.87        0.08      8.506        701       41.42
25,000.01 - 50,000.00                    256     9,827,753.69        1.37      8.353        676       54.29
50,000.01 - 75,000.00                    517    32,670,712.86        4.56      8.483        680       71.27
75,000.01 - 100,000.00                   641    55,554,821.77        7.76      8.596        679       74.61
100,000.01 - 125,000.00                  622    69,312,503.54        9.68      8.499        689       77.31
125,000.01 - 150,000.00                  574    78,304,864.14       10.94      8.646        687       79.92
150,000.01 - 175,000.00                  461    74,690,795.88       10.43      8.454        694       80.65
175,000.01 - 200,000.00                  382    71,289,135.66        9.96      8.525        690       80.51
200,000.01 - 225,000.00                  285    60,226,039.76        8.41      8.483        689       80.16
225,000.01 - 250,000.00                  241    57,032,673.21        7.97      8.453        688       80.09
250,000.01 - 275,000.00                  161    41,984,211.37        5.87      8.450        694       82.42
275,000.01 - 300,000.00                  128    36,731,097.58        5.13      8.393        691       80.20
300,000.01 - 325,000.00                   69    21,457,220.33        3.00      8.323        694       80.51
325,000.01 - 350,000.00                   68    22,793,576.54        3.18      8.390        700       80.79
350,000.01 - 375,000.00                   57    20,499,948.11        2.86      8.274        698       80.54
375,000.01 - 400,000.00                   33    12,753,123.62        1.78      8.502        691       87.25
400,000.01 - 450,000.00                   54    22,731,060.10        3.18      8.159        704       81.52
450,000.01 - 500,000.00                   29    13,786,890.46        1.93      8.196        710       84.23
500,000.01 - 550,000.00                   17     8,864,857.81        1.24      8.520        698       88.05
550,000.01 - 600,000.00                    5     2,790,861.83        0.39      8.233        697       77.45
600,000.01 - 650,000.00                    2     1,266,836.95        0.18      8.210        711       89.06
650,000.01 - 650,991.33                    1       646,713.77        0.09      7.894        716       93.00
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25



The average original balance of the mortgage loans, as of the Cut-Off Date, is $155,427.96.


--------------------------------------------------------------------------------
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

CRMSI 2007-1

                      Current Balance of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Current Balance ($)                  Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------

12,394.09 - 25,000.00                     32       643,324.97        0.09      8.444        705       42.93
25,000.01 - 50,000.00                    270    10,555,896.09        1.47      8.338        677       54.66
50,000.01 - 75,000.00                    522    33,423,713.89        4.67      8.489        680       70.98
75,000.01 - 100,000.00                   635    55,509,538.45        7.75      8.599        679       74.78
100,000.01 - 125,000.00                  622    69,697,738.12        9.74      8.510        689       77.62
125,000.01 - 150,000.00                  568    77,784,990.47       10.87      8.637        687       79.91
150,000.01 - 175,000.00                  466    75,782,783.48       10.59      8.460        694       80.59
175,000.01 - 200,000.00                  379    71,043,340.70        9.92      8.520        690       80.38
200,000.01 - 225,000.00                  282    59,817,139.98        8.36      8.481        689       80.31
225,000.01 - 250,000.00                  244    57,985,694.53        8.10      8.431        689       79.84
250,000.01 - 275,000.00                  155    40,621,424.65        5.67      8.470        693       83.24
275,000.01 - 300,000.00                  127    36,556,380.93        5.11      8.415        690       79.90
300,000.01 - 325,000.00                   70    21,877,755.21        3.06      8.289        697       80.34
325,000.01 - 350,000.00                   68    22,921,828.17        3.20      8.397        697       80.36
350,000.01 - 375,000.00                   55    19,875,297.01        2.78      8.291        700       81.15
375,000.01 - 400,000.00                   31    12,014,811.49        1.68      8.468        692       87.31
400,000.01 - 450,000.00                   53    22,347,685.89        3.12      8.171        702       81.92
450,000.01 - 500,000.00                   30    14,284,680.59        2.00      8.175        710       83.89
500,000.01 - 550,000.00                   17     8,915,112.29        1.25      8.591        697       89.48
550,000.01 - 600,000.00                    4     2,242,817.22        0.31      8.087        698       72.12
600,000.01 - 647,815.32                    3     1,913,550.72        0.27      8.103        713       90.39
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The average current balance of the mortgage loans, as of the Cut-Off Date, is $154,503.67.

                   Gross Mortgage Rate of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Gross Mortgage Rate (%)              Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
5.750 - 6.000                              1        34,839.85        0.00      5.750        684        6.82
6.001 - 6.500                              2       598,433.03        0.08      6.248        749       67.30
6.501 - 7.000                             78     7,710,846.60        1.08      6.937        736       52.86
7.001 - 7.500                            596    87,634,812.11       12.24      7.220        737       62.01
7.501 - 8.000                          1,022   165,513,503.12       23.12      7.693        735       67.09
8.001 - 8.500                            743   122,242,808.72       17.08      8.280        701       82.64
8.501 - 9.000                            932   148,399,167.50       20.73      8.755        684       87.18
9.001 - 9.500                            484    72,811,802.67       10.17      9.231        646       87.75
9.501 - 10.000                           383    55,749,388.55        7.79      9.767        621       91.35
10.001 - 10.500                          270    38,913,313.67        5.44     10.224        607       95.39
10.501 - 11.000                          104    14,308,357.25        2.00     10.686        587       93.82
11.001 - 11.500                           14     1,662,851.21        0.23     11.222        548       89.11
11.501 - 12.000                            3       220,985.49        0.03     11.641        550       83.07
12.001 - 12.126                            1        14,395.08        0.00     12.126        559       20.27
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average gross mortgage rate of the mortgage loans, as of the Cut-Off Date, is 8.471%.


--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  18

CRMSI 2007-1

                Original Term to Maturity of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Original Term to Maturity (Months)   Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
60 - 240                               1,183   119,319,585.21       16.67      8.123        701       66.69
241 - 300                                 88    11,600,360.96        1.62      8.319        691       74.45
301 - 360                              3,362   584,895,558.68       81.71      8.545        688       81.91
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average original term to maturity of the mortgage loans, as of the Cut-Off Date, is 331 months.


                Remaining Term to Maturity of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Remaining Term to Maturity (Months)  Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
53 - 59                                   19       895,761.15        0.13      7.706        700       44.74
60 - 240                               1,164   118,423,824.06       16.54      8.126        701       66.85
241 - 300                                 88    11,600,360.96        1.62      8.319        691       74.45
301 - 360                              3,362   584,895,558.68       81.71      8.545        688       81.91
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average remaining term to maturity of the mortgage loans, as of the Cut-Off Date, is 329 months.


                        Seasoning of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Seasoning (Months)                   Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
                                0        752   126,617,520.66       17.69      8.159        691       79.72
1-3                                    3,524   549,123,918.20       76.71      8.523        691       79.25
4-6                                      177    22,504,293.48        3.14      8.803        684       78.59
7-9                                       94     9,439,482.89        1.32      8.719        681       75.01
10-12                                     86     8,130,289.62        1.14      8.615        662       78.80
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average seasoning of the mortgage loans, as of the Cut-Off Date, is 2 months.


--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  19

CRMSI 2007-1

                       Credit Score of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Credit Score                         Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
467 - 475                                  1        61,229.73        0.01     10.625        467       77.57
501 - 525                                  9     1,177,203.33        0.16     10.054        510       78.32
526 - 550                                 70     7,658,159.70        1.07     10.195        541       74.18
551 - 575                                169    20,948,780.37        2.93      9.904        565       81.19
576 - 600                                248    33,037,462.35        4.62      9.764        589       84.96
601 - 625                                369    53,163,594.47        7.43      9.433        614       82.72
626 - 650                                452    67,251,810.95        9.40      9.175        639       82.64
651 - 675                                572    88,292,463.46       12.33      8.892        663       83.07
676 - 700                                656   108,287,771.92       15.13      8.255        688       82.38
701 - 725                                680   117,545,026.47       16.42      7.988        713       79.76
726 - 750                                608   100,156,643.91       13.99      7.904        737       76.77
751 - 775                                439    68,598,776.13        9.58      7.779        762       72.69
776 - 800                                271    36,775,601.42        5.14      7.704        786       67.80
801 - 848                                 89    12,860,980.64        1.80      7.611        814       62.46
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average credit score of the mortgage loans, as of the Cut-Off Date, is 690.


                   Loan-to-Value Ratio of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Loan-to-Value Ratio (%)              Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
6.50 - 10.00                              14       432,476.42        0.06      7.403        730        8.39
10.01 - 15.00                             23     1,205,159.69        0.17      7.513        721       13.15
15.01 - 20.00                             29     1,565,143.11        0.22      7.905        708       18.01
20.01 - 25.00                             43     3,137,288.45        0.44      7.668        724       22.70
25.01 - 30.00                             69     5,872,552.35        0.82      7.607        727       27.61
30.01 - 35.00                             91     8,734,829.20        1.22      7.714        726       32.38
35.01 - 40.00                            103    12,288,269.22        1.72      7.796        722       37.63
40.01 - 45.00                            105    13,404,402.33        1.87      7.675        720       42.58
45.01 - 50.00                            125    17,767,703.08        2.48      7.862        708       48.20
50.01 - 55.00                            151    20,119,907.77        2.81      7.814        709       52.16
55.01 - 60.00                            193    28,645,091.49        4.00      7.915        701       57.76
60.01 - 65.00                            229    35,451,111.40        4.95      7.753        707       62.62
65.01 - 70.00                            285    44,019,868.94        6.15      7.851        698       67.93
70.01 - 75.00                            391    60,370,345.32        8.43      7.918        693       72.94
75.01 - 80.00                            508    76,564,348.47       10.70      8.026        696       78.19
80.01 - 85.00                            374    64,262,692.10        8.98      8.513        681       83.02
85.01 - 90.00                            420    67,956,559.21        9.49      8.725        686       88.23
90.01 - 95.00                            506    90,006,315.23       12.57      9.056        666       93.39
95.01 - 100.00                           974   164,011,441.07       22.91      9.222        684       99.00
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.21%.


--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  20

CRMSI 2007-1

               Combined Loan-to-Value Ratio of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
Combined Loan-to-Value              Mortgage     Principal      Principal   Mortgage    Credit      Value
Ratio (%)                            Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
6.50 - 10.00                              14       432,476.42        0.06      7.403        730        8.39
10.01 - 20.00                             51     2,673,186.06        0.37      7.758        715       15.60
20.01 - 30.00                            112     9,003,107.24        1.26      7.605        727       25.72
30.01 - 40.00                            194    21,034,002.58        2.94      7.769        723       35.44
40.01 - 50.00                            227    30,731,107.72        4.29      7.773        713       45.41
50.01 - 60.00                            345    48,944,912.76        6.84      7.875        704       55.43
60.01 - 70.00                            513    79,358,745.37       11.09      7.804        702       65.43
70.01 - 75.00                            391    60,166,801.14        8.41      7.917        693       72.91
75.01 - 80.00                            507    76,651,807.06       10.71      8.027        696       78.19
80.01 - 85.00                            376    64,426,446.14        9.00      8.510        682       83.01
85.01 - 90.00                            420    67,956,559.21        9.49      8.725        686       88.23
90.01 - 95.00                            507    90,090,334.77       12.59      9.056        666       93.39
95.01 - 100.00                           976   164,346,018.38       22.96      9.221        685       99.00
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

The weighted-average combined loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.25%.


                   Silent Second Status of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Silent Second Status                 Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
None                                   4,612   713,486,922.54       99.67      8.472        690       79.29
Has Silent Second                         21     2,328,582.31        0.33      8.146        708       66.50
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


                      Occupancy Type of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Occupancy Type                       Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Primary                                4,598   712,214,890.32       99.50      8.471        690       79.28
Investor                                  22     2,111,001.57        0.29      8.416        708       75.91
Second Home                               13     1,489,612.96        0.21      8.725        682       68.83
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  21

CRMSI 2007-1

                      Property Type of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Property Type                        Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Single Family                          3,923   591,658,955.16       82.66      8.468        691       78.97
PUD                                      340    73,394,414.35       10.25      8.586        685       84.30
Condominium                              147    24,282,730.38        3.39      8.593        691       83.32
Two Family                                65    15,156,839.22        2.12      8.044        711       68.92
Manufactured Housing                     150    10,007,489.90        1.40      8.172        680       66.97
Three Family                               6     1,109,854.31        0.16      8.170        710       63.13
Low Rise Condominium                       1       104,100.57        0.01      7.195        689       34.28
Townhouse                                  1       101,120.96        0.01      8.832        638       78.26
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


                       Loan Purpose of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Loan Purpose                         Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Cash-Out Refinance                     4,573   709,488,731.80       99.12      8.465        690       79.19
Rate/Term Refinance                       60     6,326,773.05        0.88      9.102        669       86.75
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


                    Documentation Type of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Documentation Type                   Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Full                                   2,228   340,055,197.33       47.51      8.934        659       82.92
Alternative                            1,808   278,644,711.62       38.93      8.039        719       75.43
Model Verified Income                    579    94,267,622.37       13.17      8.057        717       77.19
No Income Qualifier (CTB - Stated
Income Program for Self-employed)         18     2,847,973.53        0.40      9.081        693       83.29
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


                      Lien Position of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Lien Position                        Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
First Lien                             4,633   715,815,504.85      100.00      8.471        690       79.25
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


--------------------------------------------------------------------------------
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disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  22

CRMSI 2007-1

                      Location of the Mortgaged Properties

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Location                             Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
California                               487   115,318,929.34       16.11      8.056        702       67.82
Florida                                  357    59,299,296.33        8.28      8.471        679       76.29
Arizona                                  202    32,179,100.49        4.50      8.296        689       75.53
New York                                 166    31,031,217.43        4.34      8.157        704       74.76
Washington                               165    30,634,111.54        4.28      8.550        686       83.43
Georgia                                  217    28,779,210.63        4.02      9.305        666       88.39
Illinois                                 179    27,856,209.97        3.89      8.495        684       82.65
Virginia                                 153    26,792,505.50        3.74      8.362        686       78.15
Utah                                     151    25,631,587.40        3.58      8.380        707       83.58
Maryland                                 110    23,889,626.11        3.34      8.342        683       78.27
Texas                                    256    21,410,815.77        2.99      8.775        667       77.50
Pennsylvania                             151    18,064,429.87        2.52      8.375        692       81.36
Wisconsin                                127    17,869,283.01        2.50      8.441        698       83.66
New Jersey                                81    17,566,897.74        2.45      8.672        685       75.49
Idaho                                    104    15,457,820.39        2.16      8.571        686       83.99
Louisiana                                126    15,241,618.23        2.13      8.908        666       87.54
Missouri                                 136    14,807,321.41        2.07      8.617        690       87.15
Nevada                                    61    14,733,129.82        2.06      8.392        694       83.84
Oregon                                    72    14,097,539.63        1.97      8.428        682       79.97
Massachusetts                             56    11,937,387.41        1.67      8.297        725       72.58
Oklahoma                                 136    11,932,809.35        1.67      8.795        684       87.82
Minnesota                                 75    11,769,625.10        1.64      8.515        708       78.72
Ohio                                      97    11,191,018.80        1.56      8.605        697       88.14
Iowa                                     107    10,833,967.61        1.51      8.651        700       89.05
Michigan                                  79     9,359,006.09        1.31      8.627        694       86.13
Colorado                                  45     7,886,476.49        1.10      8.614        703       86.92
Connecticut                               42     7,129,793.44        1.00      8.634        674       80.26
Kansas                                    63     7,053,139.29        0.99      8.646        700       87.99
New Hampshire                             38     7,005,370.14        0.98      8.213        721       81.52
South Carolina                            59     6,840,976.07        0.96      9.406        655       90.24
Alabama                                   59     6,217,031.84        0.87      8.879        674       86.94
Nebraska                                  50     5,188,518.85        0.72      8.842        707       90.98
Mississippi                               58     5,169,333.90        0.72      9.364        637       89.24
New Mexico                                38     4,967,101.70        0.69      9.053        680       82.66
Arkansas                                  54     4,890,635.95        0.68      9.092        668       87.04
Tennessee                                 48     4,733,164.27        0.66      8.714        683       86.13
Indiana                                   42     4,653,193.26        0.65      8.485        700       85.04
Hawaii                                    14     3,602,553.14        0.50      8.032        708       68.89
Rhode Island                              14     3,302,687.05        0.46      8.152        724       78.44
North Carolina                            36     3,107,115.24        0.43      8.777        696       83.36
Alaska                                    16     3,021,078.38        0.42      8.837        682       88.12
Maine                                     26     2,990,886.94        0.42      7.855        735       71.11
Kentucky                                  29     2,974,622.77        0.42      8.626        699       88.29
Delaware                                  15     2,822,835.07        0.39      8.137        700       78.54
Wyoming                                   10     1,581,141.79        0.22      8.798        684       89.53
Vermont                                    9     1,279,521.13        0.18      7.949        715       78.01
South Dakota                               6       659,055.31        0.09      8.425        732       92.64
North Dakota                               5       627,848.68        0.09      8.097        747       90.75
Montana                                    2       216,645.15        0.03      7.380        688       60.21
West Virginia                              4       210,314.03        0.03      8.773        641       56.72
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


--------------------------------------------------------------------------------
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  23

CRMSI 2007-1

                   Debt-to-Income Ratio of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Debt-to-Income Ratio (%)             Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
1.11 - 10.00                              18       946,804.90        0.13      8.341        697       54.05
10.01 - 20.00                            232    20,859,055.80        2.91      7.946        720       63.55
20.01 - 30.00                            791    95,964,191.99       13.41      8.124        709       73.45
30.01 - 40.00                          1,227   182,658,089.49       25.52      8.397        694       78.24
40.01 - 50.00                          1,180   197,971,398.18       27.66      8.542        688       80.83
50.01 - 60.00                          1,185   217,415,964.49       30.37      8.672        678       82.85
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the Cut-Off Date, is 42.23%.


                    Interest Only Term of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Interest Only Term                   Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
None                                   4,633   715,815,504.85      100.00      8.471        690       79.25
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


                  Historical Delinquency of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Historical Delinquency               Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
0x30 Days Delinquent                   4,575   707,628,072.37       98.86      8.464        691       79.28
1x30 Days Delinquent                      58     8,187,432.48        1.14      9.043        655       76.79
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


--------------------------------------------------------------------------------
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  24

CRMSI 2007-1

                      Appraisal Type of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Appraisal Type                       Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Full Appraisal                         3,770   599,379,720.59       83.73      8.594        685       82.12
Automated Valuation Model                779   107,530,961.20       15.02      7.788        718       63.06
Exterior Inspection Only                  33     3,903,056.17        0.55      8.446        711       85.77
Appraisal from Prior Loan                 18     3,088,042.60        0.43      8.398        704       82.85
Field Review                              30     1,775,367.56        0.25      8.564        679       71.68
Broker Price Opinion                       3       138,356.73        0.02      8.913        649       70.76
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


            Rate Reduction Program Status of the Mortgage Loans (1)

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Rate Reduction Program Status        Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
None                                   2,671   432,883,751.38       60.47      7.943        730       76.96
50bp Reduction                         1,347   205,145,866.87       28.66      9.091        648       83.09
100bp Reduction                          615    77,785,886.60       10.87      9.777        582       81.87
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.


            Equity Builder Program Status of the Mortgage Loans (1)

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Equity Builder Program Status        Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Equity Builder Program                 4,419   685,364,228.44       95.75      8.441        692       79.16
None                                     214    30,451,276.41        4.25      9.146        659       81.30
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date are permitted to enroll at any point in the future.


--------------------------------------------------------------------------------
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  25

CRMSI 2007-1

                    Payment Frequency of the Mortgage Loans

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
                                    Mortgage     Principal      Principal   Mortgage    Credit      Value
Payment Frequency                    Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Monthly                                  543    78,203,174.71       10.93      8.763        669       79.50
Semi-Monthly                             327    49,873,019.09        6.97      8.541        682       78.91
Bi-Weekly                              3,763   587,739,311.05       82.11      8.426        694       79.25
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25


               Prepayment Penalty Terms of the Mortgage Loans (1)

                                                                                                  Weighted
                                                                                                   Average
                                     Number                       % of      Weighted   Weighted   Combined
                                       of        Aggregate      Aggregate   Average    Average    Loan-to-
Prepayment Penalty                  Mortgage     Principal      Principal   Mortgage    Credit      Value
Term (Months)                        Loans      Balance ($)      Balance    Rate (%)    Score     Ratio (%)
---------------------------------   --------   --------------   ---------   --------   --------   ---------
None                                     861   115,507,150.76       16.14      8.863        682       80.96
                               36      3,772   600,308,354.09       83.86      8.396        692       78.92
---------------------------------   --------   --------------   ---------   --------   --------   ---------
Total:                                 4,633   715,815,504.85      100.00      8.471        690       79.25

(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.


--------------------------------------------------------------------------------
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor
immediately.                                                                  26

       Standard & Poor's
       Amy Samuels                  (212) 438-2874

       Moody's
       Greg Gemson                  (212) 553-2794